Exhibit 99.1

September 23, 2010	MEDIA AND INVESTOR RELATIONS CONTACT:	Angela A. Minas
	Phone:	303/633-2910
	24-Hour:	303/807-7018

DCP MIDSTREAM PARTNERS ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES

DENVER – DCP Midstream Partners, LP (NYSE: DPM) (the Partnership) announced today that its wholly owned subsidiary, DCP Midstream Operating, LP (the Operating Partnership), has priced an offering of $250 million aggregate principal amount of 3.250% senior notes due 2015 (the Notes) at a price to the public of 99.922% of their face value. The Notes will be issued by the Operating Partnership pursuant to an effective registration statement on Form S-3 (File Nos. 333-167108 and 333-167108-01), previously filed with the Securities and Exchange Commission (the SEC) on May 26, 2010. The Notes will be fully and unconditionally guaranteed by the Partnership. The Operating Partnership intends to use the net proceeds of this offering to reduce outstanding indebtedness under its revolving credit facility. The Operating Partnership anticipates that the offering will close on September 30, 2010, subject to customary closing conditions.

Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC are acting as joint book-running managers for this transaction. A copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters by contacting either:

Barclays Capital Inc.

c/o Broadridge Integrated Prospectus Distribution

1155 Long Island Avenue

New York, NY 11717

Toll-free: 1-888-603-5847

barclaysprospectus@broadridge.com

-more-

Citigroup Global Markets Inc.

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY11220

Toll-free: 1-800-831-9146

batprospectusdept@citi.com

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Toll-free: 1-800-221-1037

Morgan Stanley & Co. Incorporated

Attn: Prospectus Dept.

180 Varick Street, 2nd Floor

New York, NY 10014

Toll-free: 1-866-718-1649

prospectus@morganstanley.com

Wells Fargo Securities, LLC

1525 West W.T. Harris Blvd., NC0675

Charlotte, NC 28262

Attn: Syndicate Operations

Toll-free: 1-800-326-5897

You may also obtain these documents free of charge when they are available by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, treats, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the SEC. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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